EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Voxware, Inc.
Lawrenceville, NJ

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 6, 2006 relating to the consolidated financial statements of Voxware, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Bethesda, Maryland
December 6, 2006